                                                                Exhibit 99.1


[RGA logo]



                                        For further information, contact
                                        Jack B. Lay
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------


                    REINSURANCE GROUP OF AMERICA REPORTS
                    ------------------------------------
            SECOND-QUARTER RESULTS; ADVERSE EFFECT OF HIGH CLAIMS
            -----------------------------------------------------
                    LEVELS AND INCREASE IN OTHER RESERVES
                    -------------------------------------


         ST. LOUIS, JULY 21, 2005 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the second quarter of $21.8 million, or $0.34 per diluted share, compared to net income of $65.3 million, or $1.04 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income decreased to $20.1 million, or $0.32 per diluted share, from $57.2 million, or $0.91 per diluted share, in the year-ago quarter. Second-quarter net premiums totaled $931.4 million compared to $797.3 million a year ago. Net investment income totaled $146.3 million versus $134.2 million the year before. The company's conference call, previously scheduled for July 26, will be held tomorrow, July 22, at 9 a.m. Eastern Time. Telephone numbers and webcast information can be found later in this press release.

         A. Greig Woodring, president and chief executive officer, commented, "We are obviously disappointed with the results for the quarter. High claims levels in the U.S. and the UK along with an increase to reserves for the Argentine pension business, which is currently in run-off, were the primary contributing factors to the sub-par earnings. The level of claims in both the U.S. and UK operations during the quarter is well above the expected levels generated by our


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business models, and as such, is not expected to continue on an ongoing basis. This is a long- term business, which can be subject to volatility over shorter-term periods. Net premiums met our expected growth rate, increasing 17 percent over the prior-year quarter.

          "The U.S. segment reported pre-tax net income of $30.6 million compared with $75.8 million in the prior-year quarter, while pre-tax operating income decreased to $36.8 million from $68.4 million. We have performed an extensive review of the claims experience during the quarter relative to expected levels. While the number of claims was at anticipated levels, we experienced an unusually high dollar volume of claims in excess of $1.0 million per life during the quarter. The dollar amount of such claims was approximately $32.0 million higher than the prior-year quarter. We also experienced a higher-than-expected flow of large claims in the first quarter, although to a lesser extent than occurred in the current quarter. Net premiums in the U.S. segment rose 8 percent to $575.9 million from $531.3 million in the prior year, compared with our expected full-year growth rate of at least 10 percent.

         "Our Canada operations reported another strong quarter with pre-tax net income of $20.3 million compared to $21.2 million a year ago. The prior-year period included $6.9 million in net realized investment gains compared to $2.4 million net realized investment gains in the current quarter. Pre-tax operating income was up 25 percent to $17.9 million from $14.3 million. Net premiums increased $15.1 million, or 24 percent, for the quarter, and totaled $76.9 million. Approximately $6.4 million of the increase in net premiums and approximately $1.5 million of the increase in pre-tax operating income were the result of a favorable currency exchange rate. Mortality experience for the segment continues to be favorable.

         "Other International operations, which include Asia Pacific and Europe and South Africa, reported mixed results. Asia Pacific reported a strong quarter with pre-tax net income of $13.8 million compared with $4.7 million in the year-ago quarter. Pre-tax operating income totaled $13.7 million compared to the prior-year quarter total of $4.8 million. Asia Pacific benefited from strong premium levels across all countries, as net premiums increased to $145.0 million from $84.2 million in the year-earlier quarter. Stronger foreign currencies contributed approximately $10.5 million to the premium growth and approximately $1.4 million to the growth in pre-tax operating income.


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         Results in our Europe and South Africa segment were adversely affected by high claim levels in the UK. After an unusually strong first quarter, the segment reported a second-quarter pre-tax net loss of $6.6 million compared to pre-tax net income of $11.8 million in the year before, which was also a particularly strong quarter. The pre-tax operating loss totaled $6.5 million compared with $10.7 million operating income in the prior-year quarter. Claims from several large treaties in the UK were unusually high during the quarter, due in part to a lag in client claim reporting. However, those treaties are performing within our pricing expectations on an inception-to-date basis. Net premium flow for the segment was good, totaling $133.0 million compared to $118.9 million a year ago. Foreign currency fluctuations did not have a significant impact on the quarter's results.

         "Results in the Corporate and Other segment include a pre-tax charge of $24.0 million, or about $0.24 per diluted share on an after-tax basis, to increase the reserves associated with our reinsurance of Argentine pension accounts. We commuted our treaty with one of our larger clients during the quarter and are in discussions with the remaining clients regarding settlement of all our obligations under the remaining treaties. We believe the additional $24.0 million in reserves should eliminate any future negative impact on our earnings, thereby reducing the uncertainty associated with this run-off business."

         For the first half of 2005, net income totaled $88.4 million, or $1.39 per diluted share, compared to $127.1 million, or $2.03 per diluted share, in the year-ago period. Operating income totaled $80.5 million, or $1.26 per diluted share, compared to $109.3 million, or $1.74 per diluted share in the prior-year period. Consolidated premiums were up 14 percent, to $1,833.2 million from $1,611.2 million.

         Woodring concluded, "Our extensive analysis to date leads us to expect that the claims experience will revert to more normal levels, although we cannot reasonably expect to recoup all of the current quarter shortfall in earnings during the remainder of this year. The nature of our business is such that our results will continue to be subject to volatility. Our treaties are very long-term in duration, and the level of death claims is subject to significant volatility on a monthly, quarterly and even on an annual basis. We will continue to analyze the recent claims experience as we develop our intermediate-term operating and financial goals later this quarter. Based upon the analysis to date, we do not expect to materially change our intermediate growth


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expectations. Market fundamentals are very good right now in North America and growth prospects are very strong internationally. We remain well positioned to take advantage of attractive opportunities on a global basis."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09 per share, payable August 26 to shareholders of record as of August 5.

         A conference call to discuss the company's second-quarter results will begin at 9 a.m. Eastern Time on Friday, July 22. Interested parties may access the call by dialing 888-569-5033 (domestic) or 719-457-2653 (international). The access code is 838240. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for 15 days following the conference call. A replay of the conference call will also be available via telephone through July 29 at 888-203-1112 (domestic) or 719-457-0820, access code 838240.

         Reinsurance Group of America, Incorporated, through its subsidiaries, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.6 trillion of life reinsurance in force, and assets of $15.0 billion. MetLife, Inc. is the beneficial owner of approximately 51 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual


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results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities,
(16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries,
(18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters or terrorist attacks anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.


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         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.


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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of certain net investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
         Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                           (Dollars in thousands)

                                 Three Months Ended        Six Months Ended
                                      June 30,                 June 30,
                               -----------------------------------------------

                                 2005         2004         2005         2004
                                 ----         ----         ----         ----

GAAP net income-continuing
  operations                   $ 25,160     $ 68,390     $ 92,424     $131,384
Investment related
  (gains)/losses                (11,994)      (8,175)     (14,726)     (20,859)
Change in value of embedded
  derivatives                    12,945      (11,356)      (1,719)     (12,345)
DAC offset for embedded
  derivatives and investment
  related (gains)/losses, net    (6,004)       8,359        4,549       11,126
                               -----------------------------------------------

    Operating income           $ 20,107     $ 57,218     $ 80,528     $109,306

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                        Three Months Ended June 30, 2005

                                      Investment     Change in
                            Pre-tax     related       value of     Pre-tax
                              net      (gains)/       embedded    operating
                            income      losses,     derivatives,   income
                            (loss)        net           net        (loss)
                            -------   ----------    ------------  ---------
U.S. Operations:
 Traditional               $ 30,740    $ (1,632)    $     --      $ 29,108
 Asset Intensive             (3,739)      1,522(1)     6,313(2)      4,096
 Financial Reinsurance        3,555          --           --         3,555
                           -----------------------------------------------
  Total U.S.                 30,556        (110)       6,313        36,759

Canada Operations            20,279      (2,361)          --        17,918

Asia Pacific Operations      13,831        (133)          --        13,698
Europe & South Africa        (6,641)        107           --        (6,534)
                            ----------------------------------------------
  Other Intl Operations       7,190         (26)          --         7,164

Corporate & Other           (25,416)     (7,707)(3)       --       (33,123)
                           -----------------------------------------------
Consolidated               $ 32,609    $(10,204)    $  6,313      $ 28,718
                           ===============================================


(1) Asset Intensive is net of $(322) DAC offset.
(2) Asset Intensive is net of DAC offsets of $(13,604) included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in Policy acquisition costs and other insurance expenses.


                                  Three Months Ended June 30, 2004

                              Pre-tax  Investment   Change in      Pre-tax
                                net      related     value of     operating
                              income    (gains)/     embedded       income
                              (loss)   losses, net  derivative      (loss)
                              -------  -----------  ----------    ---------
U.S. Operations:
 Traditional                 $ 63,101  $ (3,662)     $    --      $ 59,439
 Asset Intensive                9,488       388(1)    (4,179)(2)     5,697
 Financial Reinsurance          3,221        --           --         3,221
                             ---------------------------------------------
  Total U.S.                   75,810    (3,274)      (4,179)       68,357

Canada Operations              21,211    (6,869)          --        14,342

Asia Pacific Operations         4,694       149           --         4,843
Europe & South Africa          11,829    (1,143)          --        10,686
                             ---------------------------------------------
  Other Intl Operations        16,523      (994)          --        15,529

Corporate & Other              (8,151)   (1,987)          --       (10,138)
                             ---------------------------------------------
Consolidated                 $105,393  $(13,124)     $(4,179)     $ 88,090
                             =============================================

(1) Asset Intensive is net of $(433) DAC offset.
(2) Asset Intensive is net of DAC offsets of $13,293 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

                                      Six Months Ended June 30, 2005

                              Pre-tax   Investment   Change in      Pre-tax
                                net       related     value of     operating
                              income     (gains)/     embedded       income
                              (loss)    losses, net  derivative      (loss)
                              -------   -----------  ----------    ---------
U.S. Operations:
 Traditional                 $ 75,816   $ (1,209)     $  --        $ 74,607
 Asset Intensive               13,887     (1,455)(1)   (540)(2)      11,892
 Financial Reinsurance          6,837         --         --           6,837
                             ----------------------------------------------
  Total U.S.                   96,540     (2,664)      (540)         93,336

Canada Operations              44,488     (3,195)        --          41,293

Asia Pacific Operations        18,603        (54)        --          18,549
Europe & South Africa           8,117         64         --           8,181
                             ----------------------------------------------
  Other Intl Operations        26,720         10         --          26,730

Corporate & Other             (34,604)    (7,807)(3)     --         (42,411)
                             ----------------------------------------------
Consolidated                 $133,144   $(13,656)     $(540)       $118,948
                             ==============================================

(1) Asset Intensive is net of $205 DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,104 included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in Policy acquisition costs and other insurance expenses.

                                    Six Months Ended June 30, 2004

                              Pre-tax   Investment   Change in      Pre-tax
                                net       related     value of     operating
                              income     (gains)/     embedded       income
                              (loss)    losses, net  derivative      (loss)
                              -------   -----------  ----------    ---------
U.S. Operations:
 Traditional                 $127,133   $(11,220)     $    --       $115,913
 Asset Intensive               12,996        301(1)    (1,501)(2)     11,796
 Financial Reinsurance          5,928         --           --          5,928
                             -----------------------------------------------
  Total U.S.                  146,057    (10,919)      (1,501)       133,637

Canada Operations              37,131     (8,178)          --         28,953

Asia Pacific Operations        11,491       (198)          --         11,293
Europe & South Africa          18,089     (4,302)          --         13,787
                             -----------------------------------------------
  Other Intl Operations        29,580     (4,500)          --         25,080

Corporate & Other             (12,560)    (7,886)          --        (20,446)
                             -----------------------------------------------
Consolidated                 $200,208   $(31,483)     $(1,501)      $167,224
                             ===============================================

(1) Asset Intensive is net of $(376) DAC offset.
(2) Asset Intensive is net of DAC offsets of $17,493 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                           (Dollars in thousands)

                                Three Months Ended       Six Months Ended
   (Unaudited)                       June 30,                June 30,
-----------------------------------------------------------------------------
                                 2005        2004        2005         2004
                                 ----        ----        ----         ----

Revenues:
  Net premiums                $  931,354   $797,308   $1,833,174   $1,611,182
  Investment income, net
   of related expenses           146,284    134,185      303,337      267,745
  Investment related
   gains/(losses), net            12,950     12,691       16,929       31,107
  Change in value of
   embedded derivatives          (19,917)    17,472        2,644       18,994
  Other revenues                  20,661     14,759       31,464       26,609
                              ---------------------   -----------------------
     Total revenues            1,091,332    976,415    2,187,548    1,955,637

Benefits and expenses:
  Claims and other
   policy benefits               827,930    634,802    1,565,983    1,281,856
  Interest credited               38,615     44,332       93,668       91,350
  Policy acquisition
   costs and other
   insurance expenses            157,855    134,157      301,831      277,225
  Change in deferred
   acquisition cost
   associated with
   change in value of
   embedded derivatives          (13,604)    13,293        2,104       17,493
  Other operating expenses        38,032     34,896       71,038       68,425
  Interest expense                 9,895      9,542       19,780       19,080
                              ---------------------   -----------------------
     Total benefits
      and expenses             1,058,723    871,022    2,054,404    1,755,429
                              ---------------------   -----------------------

  Income from continuing
   operations before
   income taxes                   32,609    105,393      133,144      200,208

     Provision for income
      taxes                        7,449     37,003       40,720       68,824
                              ---------------------   -----------------------

  Income from continuing
    operations                    25,160     68,390       92,424      131,384

  Discontinued operations:
    Loss from discontinued
     accident and health
     operations, net of
     income taxes                 (3,343)    (3,053)      (4,050)      (3,947)

Cumulative effect of
 change in accounting
 principle                            --         --           --         (361)
                              ---------------------   -----------------------

  Net income                  $   21,817     65,337   $   88,374   $  127,076
                              =====================   =======================


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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share data)

                                 Three Months Ended      Six Months Ended
     (Unaudited)                      June 30,               June 30,
--------------------------------------------------------------------------
                                  2005        2004       2005        2004
                                  ----        ----       ----        ----
Earnings per share from
 continuing operations:
  Basic earnings per share      $  0.40     $  1.10    $  1.48     $  2.11
  Diluted earnings per share    $  0.39     $  1.09    $  1.45     $  2.09

Diluted earnings before
 realized investment gains/
 (losses), change in value
 of embedded derivatives,
 and related deferred
 acquisition costs              $  0.32     $  0.91    $  1.26     $  1.74

Earnings per share from
 net income:
  Basic earnings per share      $  0.35     $  1.05    $  1.41     $  2.04
  Diluted earnings per share    $  0.34     $  1.04    $  1.39     $  2.03

Weighted average number of
 common and common equivalent
 shares outstanding
 (in thousands)                  63,764      62,755     63,806      62,723



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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                   Condensed Consolidated Business Summary

                                                     At or For the
                                                    Six Months Ended
   (Unaudited)                                          June 30,
--------------------------------------------------------------------------
                                                   2005            2004
                                                   ----            ----

Gross life reinsurance in force (in billions)
   North American business                     $   1,139.4     $   1,047.3
   International business                      $     453.8     $     309.4

Gross life reinsurance written (in billions)
   North American business                     $      96.8     $     103.2
   International business                      $      69.5     $      55.3

Consolidated cash and invested assets
 (in millions)                                 $  11,341.2     $   9,502.9
   Invested asset book yield - trailing
    three months excluding funds withheld             5.99%           5.79%

Investment portfolio mix
     Cash and short-term investments                  1.70%           1.42%
     Fixed maturity securities                       55.72%          49.11%
     Mortgage loans                                   5.54%           5.70%
     Policy loans                                     8.40%           9.48%
     Funds withheld at interest                      26.63%          31.82%
     Other invested assets                            2.01%           2.47%

Short-term debt (in millions)                  $     176.6     $      27.3
Long-term debt (in millions)                   $     226.8     $     374.1
Book value per share outstanding               $     39.60     $     31.38
Book value per share outstanding, before
 impact of FAS 115*                            $     33.39     $     30.17

Total stockholders' equity (in millions)           2,480.7         1,955.2
Total stockholders' equity, before
 impact of FAS 115* (in millions)                  2,091.2         1,880.1

Treasury shares                                    489,640         814,122
Common stock outstanding                        62,638,633      62,314,151

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
(Unaudited)                 (Dollars in thousands)

                                     Three Months Ended June 30, 2005
                                            Asset-       Financial     Total
                            Traditional   Intensive     Reinsurance     U.S.
                            -----------    --------     -----------    -----
Revenues:
Net premiums                 $574,795     $  1,117         $   --     $575,912
Investment income, net
 of related expenses           59,475       42,545             (8)     102,012
Realized investment
 gains/(losses), net            1,632       (1,844)            --         (212)
Change in value of
 embedded derivatives              --      (19,917)            --      (19,917)
Other revenues                    933        2,797          7,854       11,584
                             -------------------------------------------------
  Total revenues              636,835       24,698          7,846      669,379
Benefits and expenses:
Claims and other
 policy benefits              497,019        4,934             --      501,953
Interest credited              14,303       23,730             --       38,033
Policy acquisition costs
 and other insurance
 expenses                      84,732       12,141          2,946       99,819
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives           --      (13,604)            --      (13,604)
Other operating expenses       10,041        1,236          1,345       12,622
                             -------------------------------------------------
  Total benefits
   and expenses               606,095       28,437          4,291      638,823
  Income before
    income taxes             $ 30,740     $ (3,739)        $3,555     $ 30,556
                             ========     ========         ======     ========

                                     Three Months Ended June 30, 2004
                                            Asset-       Financial      Total
                            Traditional   Intensive     Reinsurance      U.S.
                            -----------   ---------     -----------     ------
Revenues:
Net premiums                 $530,129      $ 1,190         $   --     $531,319
Investment income, net
 of related expenses           53,974       47,495             72      101,541
Realized investment
 gains/(losses), net            3,662         (821)            --        2,841
Change in value of
 embedded derivatives              --       17,472             --       17,472
Other revenues                    931        1,907          6,958        9,796
                             --------      -------         ------     --------
  Total revenues              588,696       67,243          7,030      662,969
Benefits and expenses:
Claims and other
 policy benefits              429,423        3,246             --      432,669
Interest credited              12,117       31,704             --       43,821
Policy acquisition
 costs and other
 insurance expenses            72,714        8,484          2,280       83,478
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --       13,293             --       13,293
 Other operating
  expenses                     11,341        1,028          1,529       13,898
                             --------      -------         ------     --------
  Total benefits and
   expenses                   525,595       57,755          3,809      587,159
    Income before
     income taxes            $ 63,101      $ 9,488         $3,221     $ 75,810
                             ========      =======         ======     ========

                                  - more -

Add Thirteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                                    Six Months Ended June 30, 2005
                                          Asset-    Financial      Total
                          Traditional   Intensive  Reinsurance      U.S.
                          -----------   ---------  -----------     -----
Revenues:
Net premiums               $1,141,689    $  2,341    $    --    $1,144,030
Investment income, net
 of related expenses          114,706     100,817         33       215,556
Realized investment
 gain/(losses),net              1,209       1,660         --         2,869
Change in value of
 embedded derivatives              --       2,644         --         2,644
Other revenues                  1,854       3,844     15,158        20,856
                           -----------------------------------------------
  Total revenues            1,259,458     111,306     15,191     1,385,955
Benefits and expenses:
Claims and other
 policy benefits              980,280       3,250          2       983,532
Interest credited              28,310      63,981         --        92,291
Policy acquisition
 costs and other
 insurance expenses           155,749      25,510      5,570       186,829
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --       2,104         --         2,104
Other operating expenses       19,303       2,574      2,782        24,659
                           -----------------------------------------------
  Total benefits and
   expenses                 1,183,642      97,419      8,354     1,289,415
  Income before
    income taxes           $   75,816    $ 13,887    $ 6,837    $   96,540
                           ==========    ========    =======    ==========

                                    Six Months Ended June 30, 2004
                                          Asset-    Financial      Total
                          Traditional   Intensive  Reinsurance      U.S.
                          -----------   ---------  -----------     -----
Revenues:
Net premiums               $1,061,340    $  2,372    $    --    $1,063,712
Investment income, net
 of related expenses          108,027      92,962        115       201,104
Realized investment
 gain/(losses),net             11,220        (677)        --        10,543
Change in value of
 embedded derivatives              --      18,994         --        18,994
Other revenues                  2,265       3,577     13,338        19,180
                           ----------    --------    -------    ----------
  Total revenues            1,182,852     117,228     13,453     1,313,533
Benefits and expenses:
Claims and other
 policy benefits              860,314       2,225         --       862,539
Interest credited              24,195      66,198         --        90,393
Policy acquisition
 costs and other
 insurance expenses           148,145      16,129      4,574       168,848
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --      17,493        --         17,493
Other operating expenses       23,065       2,187      2,951        28,203
                             --------    --------    -------    ----------
  Total benefits and
   expenses                 1,055,719     104,232      7,525     1,167,476
  Income before
    income taxes           $  127,133    $ 12,996    $ 5,928    $  146,057
                           ==========    ========    =======    ==========

                                  - more -

Add Fourteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
                           (Dollars in thousands)

                                                Three Months Ended
(Unaudited)                                           June 30,
-------------------------------------------------------------------
                                                  2005        2004
                                                  ----        ----

Revenues:
  Net premiums                                  $ 76,854    $61,830
  Investment income, net of related expenses      28,813     23,437
  Realized investment gains, net                   2,381      6,869
  Other revenues                                      19         31
                                                --------    -------
    Total revenues                               108,067     92,167

Benefits and expenses:
  Claims and other policy benefits                74,251     59,499
  Interest credited                                  252        418
  Policy acquisition costs and other
   insurance expenses                              9,665      8,278
  Other operating expenses                         3,620      2,761
                                                --------    -------
    Total benefits and expenses                   87,788     70,956

    Income before income taxes                  $ 20,279    $21,211
                                                ========    =======



                                                  Six Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                  2005        2004
                                                  ----        ----

Revenues:
  Net premiums                                  $150,610    $121,978
  Investment income, net of related expenses      57,573      47,417
  Realized investment gains, net                   3,215       8,178
  Other revenues                                      53          69
                                                --------    --------
    Total revenues                               211,451     177,642

Benefits and expenses:
  Claims and other policy benefits               142,897     118,865
  Interest credited                                  609         795
  Policy acquisition costs and other
    insurance expenses                            16,378      15,361
  Other operating expenses                         7,079       5,490
                                                --------    --------
    Total benefits and expenses                  166,963     140,511

    Income before income taxes                  $ 44,488    $ 37,131
                                                ========    ========


                                  - more -

Add Fifteen

                            Europe & South Africa
                           (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2005        2004
                                                   ----        ----

Revenues:
  Net premiums                                   $132,972    $118,887
  Investment income, net of related expenses        2,353         863
  Realized investment gains, net                     (107)      1,143
  Other revenues                                       69         444
                                                 ---------  ---------
    Total revenues                                135,287     121,337

Benefits and expenses:
  Claims and other policy benefits                112,117      73,809
  Interest credited                                   190          --
  Policy acquisition costs and other
   insurance expenses                              22,120      29,842
  Other operating expenses                          7,118       5,524
  Interest expense                                    383         333
                                                 --------   ---------
    Total benefits and expenses                   141,928     109,508

    Income before income taxes                   $ (6,641)   $ 11,829
                                                 ========    ========


                                                  Six Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2005        2004
                                                   ----        ----

 Revenues:
  Net premiums                                   $274,330    $236,090
  Investment income, net of related expenses        4,908       2,407
  Realized investment gains, net                      (64)      4,302
  Other revenues                                      121         882
                                                 --------    --------
    Total revenues                                279,295     243,681

Benefits and expenses:
  Claims and other policy benefits                208,449     155,806
  Interest credited                                   553          --
  Policy acquisition costs and other
   insurance expenses                              48,516      58,873
  Other operating expenses                         12,778      10,206
  Interest expense                                    882         707
                                                 --------   ---------
    Total benefits and expenses                   271,178     225,592

    Income before income taxes                   $  8,117    $ 18,089
                                                 ========    ========





                                  - more -

Add Sixteen

        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                Asia Pacific
                           (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                   2005       2004
                                                   ----       ----

Revenues:
  Net premiums                                   $145,019   $ 84,178
  Investment income, net of related expenses        7,310      3,029
  Realized investment gains/(losses), net             133       (149)
  Other revenues                                    2,135      2,950
                                                 ---------  --------
    Total revenues                                154,597     90,008

Benefits and expenses:
  Claims and other policy benefits                110,617     67,380
  Policy acquisition costs and other
   insurance expenses                              22,549     11,878
  Other operating expenses                          7,159      5,673
  Interest expense                                    441        383
                                                 --------   --------
    Total benefits and expenses                   140,766     85,314

    Income before income taxes                   $ 13,831   $  4,694
                                                 ========   ========



                                                  Six Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                   2005       2004
                                                   ----       ----

Revenues:
  Net premiums                                   $263,226   $187,717
  Investment income, net of related expenses       13,538      6,764
  Realized investment gains/(losses), net              54        198
  Other revenues                                    1,948      3,585
                                                 --------   --------
    Total revenues                                278,766    198,264

Benefits and expenses:
  Claims and other policy benefits                201,277    142,225
  Policy acquisition costs and other
    insurance expenses                             46,204     33,408
  Other operating expenses                         11,833     10,415
  Interest expense                                    849        725
                                                 --------   --------
    Total benefits and expenses                   260,163    186,773

    Income before income taxes                   $ 18,603   $ 11,491
                                                 ========   ========


                                  - more -

Add Seventeen

                             CORPORATE AND OTHER
                           (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                             June 30,
--------------------------------------------------------------------
                                                   2005        2004
                                                   ----        ----
Revenues:
  Net premiums                                   $    597   $  1,094
  Investment income, net of related expenses        5,796      5,315
  Realized investment gains, net                   10,755      1,987
  Other revenues                                    6,854      1,538
                                                 --------   --------
    Total revenues                                 24,002      9,934

Benefits and expenses:
  Claims and other policy benefits                 28,992      1,445
  Interest credited                                   140         93
  Policy acquisition costs and other
    insurance expenses                              3,702        681
  Other operating expenses                          7,513      7,040
  Interest expense                                  9,071      8,826
                                                 --------   --------
    Total benefits and expenses                    49,418     18,085

    Income before income taxes                   $(25,416)  $ (8,151)
                                                 ========   ========


                                                   Six Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                   2005       2004
                                                   ----       ----
Revenues:
  Net premiums                                   $    978   $  1,685
  Investment income, net of related expenses       11,762     10,053
  Realized investment gains, net                   10,855      7,886
  Other revenues                                    8,486      2,893
                                                 --------   --------
    Total revenues                                 32,081     22,517

Benefits and expenses:
  Claims and other policy benefits                 29,828      2,421
  Interest credited                                   215        162
  Policy acquisition costs and other
    insurance expenses                              3,904        735
  Other operating expenses                         14,689     14,111
  Interest expense                                 18,049     17,648
                                                 --------   --------
    Total benefits and expenses                    66,685     35,077

    Income before income taxes                   $(34,604)  $(12,560)
                                                 ========   ========


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